FOR IMMEDIATE RELEASE

COMPANY CONTACT

Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY REPORTS
FIRST QUARTER SALES

Burlington, NJ - September 1, 2005 - Burlington Coat Factory Warehouse Corporation (NYSE-BCF) announced today that net sales from continuing operations for the first quarter ended August 27, 2005 were $651.1 million compared with $574.2 million for the similar period ended August 28, 2004, a 13.4% increase. These results reflect an 8.9% comparative store sales increase over the comparative period in the prior year. Comparative store sales increased 13.2% in June, increased 7.5% in July and increased 5.6% in August compared with the same periods last year.

During the first quarter of fiscal 2006, the Company opened one Burlington Coat Factory store and relocated two Burlington Coat Factory stores to new locations within their existing trading markets. One Burlington Coat Factory store was closed during the quarter.

The Company plans to issue a press release on October 5, 2005 announcing net income (loss) for the first quarter and to hold a conference call regarding the first quarter results at 10:00 A.M. Eastern time on October 6, 2005. To listen to the call, visit the Company's website at www.burlingtoncoatfactory.com. The call will be available for replay on the website.

Burlington Coat Factory operates 362 stores in 42 states principally under the name "Burlington Coat Factory".